UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2020

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.

On August 28, 2020, the Board of Directors (the “Board”) of Quidel Corporation (the “Company”) authorized an increase of an additional $150 million to the Company’s previously announced stock repurchase program authorization. The Board also extended the repurchase authorization through August 28, 2022. Prior to the Board’s approval of the increase, as of August 28, 2022, the Company had approximately $8 million of share repurchase authorization remaining under the original $50 million repurchase program. Accordingly, as of August 28, 2022, the Company had approximately $158 million of share repurchase authorization remaining under the revised repurchase program.

The timing and pace of the Company’s repurchase activity under the stock repurchase program, if any, will depend on a number of factors, including the amount of cash generated by the Company’s operations, the Company’s liquidity and capital requirements, the Company’s potential alternative uses of capital and the Company’s stock price. Under the stock repurchase program, shares of the Company’s common stock may be repurchased from time to time in both privately negotiated and open market transactions, including pursuant to Rule 10b5-1 plans. The timing and amount of the Company's common stock purchased under the stock repurchase program, if any, will be subject to management’s evaluation of market conditions, applicable legal requirements and other factors. The stock repurchase program authorizes the Company to repurchase shares of its common stock, but does not require the Company to repurchase its common stock. The Company may initiate, suspend or discontinue purchases under the stock repurchase program at any time. Furthermore, the program may be modified, suspended or terminated at any time without prior notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2020

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer